Exhibit 3.2

Effective as of June 11, 2019

AMENDED AND RESTATED

BYLAWS

OF

BEMIS COMPANY, INC.

(a Missouri corporation)

ARTICLE I

CORPORATE OFFICES

1.1                              Principal Office.

The principal office of this corporation (the “Company”) shall be within the State of Missouri. The name of the registered agent of the Company at such location is CSC- Lawyers Incorporating Service Company located at 221 Bolivar Street, Jefferson City, Missouri 65101.

1.2                              Other Offices.

The Company’s board of directors (the “Board of Directors”) may at any time establish other offices at any place or places where the Company is qualified to do business.

ARTICLE II

MEETINGS OF SHAREHOLDERS

2.1                              Place Of Meetings.

Meetings of shareholders shall be held at any place, within or outside the State of Missouri, designated by the Board of Directors. In the absence of any such designation, shareholders’ meetings shall be held at the principal office of the Company.

2.2                              Annual Meeting.

The annual meeting of shareholders shall be held either within or without the State of Missouri, as may be designated by resolution of the Board of Directors each year. At the meeting, directors shall be elected and any other proper business may be transacted.

2.3                              Special Meeting.

A special meeting of the shareholders may be called at any time by the Board of Directors or the Company’s chief executive officer, president or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

If a special meeting is called by any person or persons other than the Board of Directors, chief executive officer, or the president, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered  personally  or  sent  by  registered  mail  or  by  telegraphic  or  other  facsimile  transmission  to  the chief executive officer, president or the secretary of the Company. No business may be transacted at such special meeting otherwise than specified in such notice. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of this Article II. that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2,3 shall be construed as limiting, fixing, or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

2.4                               Notice of Shareholders’ Meetings.

All notices of meetings with shareholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these bylaws (the “Bylaws”) not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting. The notice shall specify the place (if any), date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5                               Manner of Giving Notice; Affidavit Of Notice.

Written notice of any meeting of shareholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Company. Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders may be given by electronic mail or other electronic transmission, in the manner provided in Section 351.230 of the General and Business Corporation Law of Missouri (the “Act”). An affidavit of the secretary or an assistant secretary or of the transfer agent of the Company that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6                               Quorum.

The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. Every decision which shall have received the favorable vote of a majority of the votes cast in connection therewith at any meeting of the shareholders at which a quorum was present shall be valid  as a corporate act unless a larger vote is required by law, by the Articles of Incorporation or by these Bylaws. If, however, such quorum is not present or represented at any meeting of the shareholders, then a majority of those present may adjourn the meeting from time to time without further notice.

2.7                               Adjourned Meeting; Notice.

When a meeting is adjourned to another place (if any), date or time, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place (if any) thereof and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the place (if any), date and time of the adjourned meeting and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

2.8                               Organization: Conduct of Business.

(a)          Such person as the Board of Directors may have designated or, in the absence of such a person, the chief executive officer, or in his or her absence, the president or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the shareholders and act as chairman of the meeting. In the absence of the secretary, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

(b)          The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business. The date and time of opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.

2.9                               List of Shareholders; Voting.

(a)          The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.12 of these Bylaws, subject to the provisions of Section 351.245 of the Act.

(b)          Except as may be otherwise provided in the articles of incorporation, each shareholder shall be entitled to one vote for each share of capital stock held by such shareholder. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

(c)          The officer having charge of the transfer book for shares of the Company shall make a complete list of the shareholders entitled to vote at any meeting of shareholders at least ten (10) days before such meeting. The list shall be arranged in alphabetical order for each class of stock and showing the address and the number of shares held by each shareholder. The list shall be kept on file at the registered office of the Company within the State of Missouri for a period of at least ten (10) days prior to such meeting and shall be open to the inspection of any shareholder at any time during usual business hours in the manner provided by law. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time  of the meeting as provided by law. The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section 2.9(c) shall not affect the validity of any action taken at such meeting.

2.10                        Waiver of Notice.

Whenever notice is required to be given under any provision of the Act or of the articles of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice, or any waiver of notice by electronic transmission, unless so required by the articles of incorporation or these Bylaws.

2.11                        Shareholder Action by Written Consent Without a Meeting.

(a)          Unless otherwise provided in the articles of incorporation, any action required to be taken at any annual or special meeting of shareholders of the Company, or any action that may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is (a) signed by each shareholder, and (b) included in the minutes filed with the corporate records reflecting the action taken in accordance with Section 351.273 of the Act.

(b)          Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(c)          A telegram, cablegram, electronic mail or other electronic transmission consenting to an action to be taken and transmitted by a shareholder or proxyholder, or by a person or persons authorized to act for a shareholder or proxyholder, shall be deemed to be written, signed and dated for purposes of this Section to the extent permitted by law.

(d)          Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing (including by electronic mail or other electronic transmission as permitted by law). If the action which is consented to is such as would have required the filing of a certificate under any section of the Act if such action had been voted on by shareholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of shareholders, that written notice and written consent have been given as provided in Section 351.273 of the Act.

2.12                        Record Date for Shareholder Notice. Voting. Giving Consents and Dividends.

(a)          The Board of Directors shall have the power to close the transfer books of the Company for a period not exceeding seventy (70) days preceding (i) the date of any meeting of shareholders, (ii) the date for payment of any dividend or other distribution, (iii) the date for the allotment of rights, (iv) the date when any change, conversion or exchange of shares shall go into effect, or (v) for the purpose of any other lawful action; provided, however, that in lieu of closing the transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change, conversion or exchange of shares, or any other lawful action shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or other distribution, or entitled to any such allotment of rights, or entitled to exercise the rights in respect of any such change, conversation or exchange of shares or any other lawful action. In such case, only the shareholders who are shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof; or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after the date of closing of the transfer books or the record date fixed as aforesaid.

(b)          If the Board of Directors does not close the transfer books or set a record date,  the determination of the shareholders entitled to notice of, and to vote at, a meeting of the shareholders, only the shareholders who are shareholders of record at the close of business on the twentieth (20th) day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting; except that, if prior to the meeting, written waivers of notice of the meeting are signed and delivered to the Company by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened will be entitled to vote at the meeting, and any adjournment of the meeting.

2.13     Proxies.

A shareholder may vote either in person or by proxy executed in writing by the shareholder. No proxy shall be valid after eleven months from the date of execution, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by proxy or by filing a written revocation or another duly executed proxy bearing a later date with the Secretary of the Company. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 351.245 of the Act.

ARTICLE III

DIRECTORS

3.1         Powers.

Subject to the provisions of the Act and any limitations in the articles of incorporation or these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Company shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2         Number of Directors.

The number of directors of the Company shall be not less than one (1) nor more than (5). Within these limits, the number of directors shall be fixed by a resolution of the Board of Directors or of the shareholders, subject to Section 3.4 of these Bylaws. No reduction of the authorized number of directors shall have the effect of removing any director before such director’s term of office expires.

3.3         Election, Qualification and Term of Office of Directors.

Except as provided in Section 3.4 of these Bylaws, and unless otherwise provided in the articles of incorporation, directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Directors need not be shareholders unless so required by the articles of incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each  director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Unless otherwise specified in the articles of incorporation, elections of directors need not be by written ballot.

There shall be no cumulative voting by shareholders in any matter, including without limitation in the election of directors.

3.4          Resignation and Vacancies.

(a)          Any director may resign at any time upon written notice to the attention of the secretary. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 3.4 in the filling of other vacancies.

(b)                               Unless otherwise provided in the articles of incorporation or these Bylaws:

(i)    Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the shareholders having the right to vote as a single class may be filled by a majority of the remaining directors then in office, even if that majority is less than a majority of the entire Board of Directors, may fill the vacancy or vacancies so created until a successor or successors shall be duly elected by the shareholders and shall qualify.

(ii)    Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the articles of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

(c)           If at any time, by reason of death or resignation or other cause, the Company should have no directors in office, then any officer or any shareholder or an executor, administrator, trustee or guardian of a shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders in accordance with the provisions of the articles of incorporation or these Bylaws.

3.5                              Place of Meetings; Meetings by Telephone.

The Board of Directors may hold meetings, both regular and special, either within or outside the State of Missouri.

Unless otherwise restricted by the articles of incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6                              Regular Meetings.

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.7                              Special Meetings: Notice.

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the president, the chief financial officer, the secretary or any director.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, facsimile, electronic transmission, or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the Company. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by facsimile, electronic transmission, telephone or telegram, it shall be delivered at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting. The notice need not specify the place of the meeting, if the meeting is to be held at the principal executive office of the Company. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

3.8                               Quorum.

At all meetings of the Board of Directors, a majority of the total number of directors  shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9                               Waiver of Notice.

Whenever notice is required to be given under any provision the Act or of the articles of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the articles of incorporation or these Bylaws.

3.10                        Board Action by Written Consent Without a Meeting.

Unless otherwise restricted by the articles of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

3.11                        Fees and Compensation of Directors.

Unless otherwise restricted by the articles of incorporation or these Bylaws, the Board of

Directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.

3.12                        Approval of Loans to Officers.

The Company may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Company or of its subsidiary, including any officer or employee who is a director of the Company or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Company. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Company. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Company at common law or under any statute.

3.13                        Removal of Directors.

Unless otherwise restricted by statute, by the articles of incorporation or by these  Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

3.14                        Chairman of the Board of Directors.

The Company may also have at the discretion of the Board of Directors, a chairman of the Board of Directors, who shall not be considered an officer of the Company.

ARTICLE IV

COMMITTEES

4.1                               Committees of Directors.

The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the shareholders, any action or matter expressly required by the Act to be submitted to shareholders for approval or (b) adopting, amending or repealing any provision of the Bylaws.

4.2                             Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

4.3                             Meetings and Action of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver  of notice), and Section 3.10 (action without a meeting) of these Bylaws, with such changes in the context of such provisions as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V

OFFICERS

5.1          Officers.

The officers of the Company shall be a president, a treasurer, and a secretary. The Company may also have, at the discretion of the Board of Directors, a chief executive officer, a chief financial officer, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of   Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

5    .2         Appointment Of Officers.

The officers of the Company, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these Bylaws, shall be appointed by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

5.3                             Subordinate Officers.

The Board of Directors may appoint, or empower the chief executive officer or the president to appoint, such other officers and agents as the business of the Company may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

5.4                             Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom the power of removal is conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

5.5                              Vacancies In Offices.

Any vacancy occurring in any office of the Company shall be filled by the Board of Directors.

5.6                              Chief Executive Officer.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if any, the chief executive officer (if such an officer is appointed) shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Company and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.7                              President.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if any, or the chief executive officer, if any, the president shall have general supervision, direction, and control of the business and other officers of the Company. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation  and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. If there is then no appointed chief executive officer, the president shall have the powers and duties usually vested in the chief executive officer of a corporation.

5.8                              Vice Presidents.

In the absence or disability of the chief executive officer and president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, or if no vice president is so designated, the vice presidents shall be deemed ranked in order of their date of appointment as a vice president, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the president or the chairman of the board.

5.9                              Chief Financial Officer.

The chief financial officer (if such an officer is appointed) shall be the treasurer and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all moneys and other valuables in the name and  to the credit of the Company with such depositories as may be designated by the Board of Directors. He  or she shall disburse the funds of the Company as may be ordered by the Board of Directors, shall render to the chief executive officer, the president, or the directors, upon request, an account of all his or her transactions as chief financial officer and of the financial condition of the Company, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

5.10                        Treasurer.

The treasurer shall assist the chief financial officer with his or her duties to keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director. If there is then no appointed chief financial officer, the treasurer shall have the powers and duties usually vested in the chief financial officer of a corporation.

5.11                        Secretary.

The secretary shall keep or cause to be kept, at the principal executive office of the Company or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders. The minutes shall show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the Company or at the office of the Company’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required to be given by law or by these Bylaws. He or she shall keep the seal of the Company, if one is adopted, in safe custody and shall have such other powers and perform  such other duties as may be prescribed by the Board of Directors or by these Bylaws.

5.12                        Representation of Shares of Other Corporations.

The chairman of the board, chief executive officer, the president, any vice president, the chief financial officer, the treasurer or any assistant treasurer, the secretary or any assistant secretary, or any other person authorized by the Board of Directors, the chief executive officer or the president, is authorized to vote, represent, and exercise on behalf of the Company all rights incident to any and all shares of any other corporation or corporations or any other equity ownership interest in any other entity standing in the name of the Company. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

5.13                        Authority and Duties of Officers.

In addition to the foregoing authority and duties, all officers of the Company shall respectively have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board of Directors or the shareholders.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

6.1                              Indemnification of Directors and Officers.

The Company shall, to the maximum extent and in the manner permitted by the Act, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company. For purposes of this Section 6.1. a “director” or “officer” of the Company includes any person (a) who is or was a director or officer of the Company, (b) who is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

6.2                               Indemnification of Others.

The Company shall have the power, to the maximum extent and in the manner permitted by the Act, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company. For purposes of this Section 6.2. an “employee” or “agent” of the  Company (other than a director or officer) includes any person (a) who is or was an employee or agent of the Company, (b) who is or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

6.3                               Payment of Expenses in Advance.

Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board of Directors shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

6.4                               Indemnity Not Exclusive.

The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the articles of incorporation

6.5                               Insurance.

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the

Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify his or her against such liability under the provisions of the Act.

6.6                               Conflicts.

No indemnification or advance shall be made under this Article VI. except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of  competent jurisdiction, in any circumstance where it appears:

(a)                              That it would be inconsistent with a provision of the articles of incorporation, these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b)                              That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

ARTICLE VII

RECORDS AND REPORTS

7.1                               Maintenance of Records.

The Company shall, either at its principal executive offices or at such place or places as designated by the Board of Directors, keep a record of its shareholders listing their names and addresses and the number and class of shares held by each shareholder, a copy of these Bylaws as amended to date, accounting books, and other records.

7.2                               Inspection of Records.

Any shareholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Company’s stock ledger, a list of its shareholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a shareholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the Company at its principal office in Missouri or at its principal place of business.

ARTICLE VIII

GENERAL MATTERS

8.1                               Checks.

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Company, and only the persons so authorized shall sign or endorse those instruments.

8.2                               Execution of Corporate Contracts and Instruments.

The Board of Directors, except as otherwise provided in these Bylaws, may authorize  any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Company; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or forany amount.

8.3                               Stock Certificates: Partly Paid Shares.

The shares of the Company shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The Company shall not issue any shares of its capital stock as partly paid or otherwise subject to call for any remainder of the consideration to be paid therefor.

8.4                               Special Designation on Certificates.

If the Company is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock.

8.5                               Lost Certificates.

Except as provided in this Section 8.5. no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Company and cancelled at the same time. The Company may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Company may (a) require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to undertake to indemnify the Company against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares, and, in addition, (b) upon approval of the Board of Directors, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6                               Dividends.

The directors of the Company, subject to any restrictions contained in (a) the Act or (b)

the articles of incorporation, may declare and pay dividends upon the shares of its capital stock.  Dividends may be paid in cash, in property, or in shares of the Company’s capital stock.

The directors of the Company may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Company, and meeting contingencies.

8.7                               Fiscal Year.

The fiscal year of the Company shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

8.8                               Seal.

The Company may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner  reproduced.

8.9                               Transfer of Stock.

Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, subject to any applicable transfer restrictions, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.10                        Stock Transfer Agreements.

The Company shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes of stock of the Company to restrict the transfer of shares of stock of the Company of any one or more classes owned by such shareholders in any manner  not prohibited by the Act.

8.11                        Registered Shareholders.

The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Missouri.

8.12                       Facsimile Signature.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Company may be used whenever and as authorized by the Board of Directors or a committee thereof.

ARTICLE IX

AMENDMENTS

These Bylaws may be adopted, amended or repealed by the shareholders entitled to vote; provided, however, that the Company may, in its articles of incorporation, confer the power to adopt, amend or repeal Bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the shareholders of the power, nor limit their power to adopt, amend or repeal any provision of the Bylaws.